UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2011

KINDRED HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14057	61-1323993
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

680 South Fourth Street

Louisville, Kentucky

(Address of principal executive offices)

40202-2412

(Zip Code)

Registrant’s telephone number, including area code: (502) 596-7300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Second Supplemental Indenture

On September 28, 2011, Kindred Healthcare, Inc. (“Kindred”), the subsidiary guarantors named therein (the “New Subsidiary Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”), entered into the Second Supplemental Indenture, pursuant to which the New Subsidiary Guarantors were added as parties to and guarantors under the Indenture originally entered into on June 1, 2011 between Kindred Escrow Corp. (now merged with and into Kindred) and the Trustee for Kindred’s 8.25% Senior Notes due 2019 (the “Notes”).

Second Joinder Agreement to the Registration Rights Agreement

On September 28, 2011, certain new subsidiaries of Kindred named therein entered into the Second Joinder Agreement to the Registration Rights Agreement, pursuant to which these new subsidiaries were added as parties to the Registration Rights Agreement originally entered into on June 1, 2011 between Kindred Escrow Corp. (now merged with and into Kindred) and J.P. Morgan Securities LLC, on behalf of the initial purchasers of the Notes.

The foregoing description of the Second Supplemental Indenture and the Second Joinder Agreement to the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to Exhibits 4.1 and 4.2 to this Form 8-K, which are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

4.1	Second Supplemental Indenture, dated as of September 28, 2011, among Kindred Healthcare, Inc., the Subsidiary Guarantors party thereto and Wells Fargo Bank, National Association, as Trustee.

4.2	Second Joinder Agreement to the Registration Rights Agreement, dated as of September 28, 2011, among the Subsidiary Guarantors party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kindred Healthcare, Inc.

September 28, 2011	By:	/s/ JOSEPH L. LANDENWICH
		Name:	Joseph L. Landenwich
		Title:	Senior Vice President, Corporate Legal Affairs
and Corporate Secretary

Exhibit Index

Exhibit	Description

4.1	Second Supplemental Indenture, dated as of September 28, 2011, among Kindred Healthcare, Inc., the Subsidiary Guarantors party thereto and Wells Fargo Bank, National Association, as Trustee.

4.2	Second Joinder Agreement to the Registration Rights Agreement, dated as of September 28, 2011, among the Subsidiary Guarantors party thereto.